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                                                                       EXHIBIT 3

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                          NORTH AMERICAN PALLADIUM LTD.

                             MATERIAL CHANGE REPORT


TO:             British Columbia Securities Commission
                Alberta Securities Commission
                Saskatchewan Financial Services Commission, Securities Division Ontario Securities Commission
                Commission des valeurs mobilieres du Quebec
                Nova Scotia Securities Commission
                Securities Commission of Newfoundland and Labrador

ITEM 1.   REPORTING ISSUER

          The reporting issuer filing this material change report is North American Palladium Ltd. (the "Corporation"), Suite 2116, 130 Adelaide Street West, Toronto, Ontario, M5H 3P5.

ITEM 2.   DATE OF MATERIAL CHANGE

          December 1, 2005

ITEM 3.   NEWS RELEASE

          A news release was issued on December 2, 2005 through CNW news wire service.

ITEM 4.   SUMMARY OF MATERIAL CHANGE

          The Corporation announced the appointment of Ian M. MacNeily as the Chief Financial Officer, effective December 15, 2005.

ITEM 5.   FULL DESCRIPTION OF MATERIAL CHANGE

          See attached news release dated December 2, 2005.

ITEM 6.   RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

          N/A

ITEM 7.   OMITTED INFORMATION

          N/A

ITEM 8.   EXECUTIVE OFFICER

          Mary D. Batoff, Vice President, Legal & Secretary

          Tel.:  416-360-2655

ITEM 9.   DATE OF REPORT

          December 5, 2005.